UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 29, 2011

CHS Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-50150	41-0251095
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5500 Cenex Drive, Inver Grove Heights, Minnesota		55077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-355-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 29, 2011, the Board of Directors of CHS Inc. ("CHS") approved the entry by CHS into (i) a Stock Transfer Agreement, dated as of November 17, 2011 (the "Growmark Agreement"), between CHS and GROWMARK, Inc. ("Growmark"), and (ii) a Stock Transfer Agreement, dated as of November 17, 2011 (the "MFA Agreement" and, together with the Growmark Agreement, the "Agreements"), between CHS and MFA Oil Company ("MFA"). Pursuant to the Agreements, CHS will acquire from Growmark and MFA shares of Class A common stock and Class B common stock ("Sale Stock") of National Cooperative Refinery Association ("NCRA") representing approximately 25.571% of NCRA’s outstanding capital stock, subject to the terms and conditions set forth in each Agreement. CHS owns the remaining approximately 74.429% of NCRA’s outstanding capital stock and accordingly, upon completion of the acquisitions contemplated by the Agreements, NCRA will be a wholly owned subsidiary of CHS.

Pursuant to the Growmark Agreement, subject to the terms and conditions thereof, CHS will acquire Sale Stock representing approximately 18.616% of NCRA’s outstanding capital stock in four separate closings to be held on September 1, 2012, September 1, 2013, September 1, 2014 and September 1, 2015, for an aggregate base purchase price of $255,506,300 ($48,035,000 of which will be paid at each of the first three closings, and $111,401,300 of which will be paid at the final closing). In addition, Growmark is entitled to receive up to two contingent purchase price payments following each individual closing, calculated as set forth in the Growmark Agreement, if the average crack spread margin referred to therein over the fiscal year ending on August 31 of the calendar year in which the contingent payment date falls exceeds a specified target.

Pursuant to the MFA Agreement, subject to the terms and conditions thereof, CHS will acquire Sale Stock representing approximately 6.9551% of NCRA’s outstanding capital stock in four separate closings to be held on September 1, 2012, September 1, 2013, September 1, 2014 and September 1, 2015, for an aggregate base purchase price of $95,458,400 ($17,946,000 of which will be paid at each of the first three closings, and $41,620,400 of which will be paid at the final closing). In addition, MFA is entitled to receive up to two contingent purchase price payments following each individual closing, calculated as set forth in the MFA Agreement, if the average crack spread margin referred to therein over the fiscal year ending on August 31 of the calendar year in which the contingent payment date falls exceeds a specified target.

Each Agreement contains certain customary representations, warranties and covenants, and the consummation of each is contingent upon the satisfaction or waiver of certain conditions to closing (including, for each Agreement, the approval of such Agreement by the respective boards of directors of the parties thereto). As of the date of this Form 8-K, CHS has been notified by Growmark and MFA, respectively, that the required board of directors authorization has been received by Growmark and MFA, respectively.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

December 1, 2011	By:	/s/ David A. Kastelic

Name: David A. Kastelic
Title: Executive Vice President and Chief Financial Officer